AMENDED AND RESTATED DISTRIBUTION PLAN

This Distribution Plan (the “Plan”) relating to the shares (collectively, the “Shares”) of the legal entities listed on Exhibits I through IV hereto (each a “Trust” and collectively, the “Trusts”), on behalf of each series thereof listed on the applicable exhibit (each a “Fund”), has been adopted by the trustees of the applicable Trust (the “Trustees”) in conformity with Rule 12b-1 under the Investment Company Act of 1940 (the “1940 Act”). The terms and conditions of this Plan shall apply with respect to each Trust on behalf of each Fund. This restatement of the Plan shall be effective as of the closing of the sale of the long-term asset management business of Columbia Management Group, LLC, including that portion of Columbia Management Advisors, LLC’s business that relates to the management of the Trust and each of its series, to Ameriprise Financial, Inc., the parent company of RiverSource Investments, LLC (the “Closing”).

Section 1. The Trust, on behalf of each Fund that is a series thereof, will pay to RiverSource Fund Distributors, Inc., a Delaware corporation (expected to be known as Columbia Management Investment Distributors, Inc. following the Closing) (“RDI”), or to such other person as may from time to time be engaged and appointed to act as the distributor of its Shares (each such person, including RDI, a “Distributor”), a fee (the “Distribution Fee”) at the aggregate annual rate not to exceed the percentage of the Fund’s average daily net assets attributable to such Shares set forth for such Fund on the applicable exhibit, as compensation for services rendered in connection with the sale of such Shares by the Distributor and related expenses incurred by the Distributor. Subject to such limit and subject to the provisions of Section 6 hereof, the Distribution Fee shall be as approved from time to time by (a) the Trustees and (b) the Disinterested Trustees (as defined below). The Distribution Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine.

Each distribution agreement shall provide that the Distributor that is a party to such agreement will receive its Allocable Portion of the fee specified in such agreement. Unless and until a person other than RDI shall serve as a distributor of the Shares of any Trust, RDI’s “Allocable Portion” of the total Distribution Fee payable in respect of such Shares shall be 100%, and thereafter each Distributor’s Allocable Portion of the total Distribution Fee payable in respect of Shares of any Fund shall be the portion of the Distribution Fee attributable to (i) outstanding Shares of the Fund sold by the Distributor (“Commission Shares”), plus (ii) Shares of the Fund issued in connection with the exchange of Commission Shares of another Fund and/or Shares of the Fund issued in reinvestment of dividends or capital gain distributions in respect of Commission Shares of another Fund, plus (iii) Shares of the Fund issued in reinvestment of dividends or capital gain distributions in respect of Commission Shares of the Fund; provided that the mechanics of attributing the portion of the Distribution Fee for a Fund to particular Shares for purposes of calculating a Distributor’s Allocable Portion shall be as agreed by the Trust and the Distributor in light of systems capabilities for tracking the aging, exchange and reinvestment experience of Shares sold by the Distributor.

A Distributor will be deemed to have fully earned its Allocable Portion of the Distribution Fee payable in respect of Shares of a Trust upon the sale of the Commission Shares of the Trust taken into account in determining such Distributor’s Allocable Portion of such Distribution Fee.

The Distribution Fee shall be payable to the relevant Distributor or, with respect to such portion of the Distribution Fee as the Distributor may from time to time instruct, to the person or persons to whom such Distributor may from time to time instruct the Trust to make payments.

Section 2. Payments made to a Distributor pursuant to Section 1 may be used by the Distributor for any purpose, including (but not limited to) to compensate or reimburse the Distributor and any banks, broker/dealers or other financial institutions that have entered agreements with the Distributor in conformity with Section 8 (“Selling Agents”) for distribution or sales support services rendered, and related expenses incurred, for or on behalf of a Fund. The Distributor may pay all or any portion of the Distribution Fee to any Selling Agents (including, but not limited to, any affiliate of the Distributor) as commissions, asset-based sales charges or other compensation with respect to the sale of the Shares, and may retain all or any portion of the Distribution Fee as compensation for the Distributor’s services as agent for the distribution of Shares. All payments under this Distribution Plan are intended to qualify as “asset-based sales charges” as defined in Rule 2830 of the NASD Manual of the Financial Industry Regulatory Authority, Inc. (or any successor provision) as in effect from time to time. Notwithstanding anything contained herein to the contrary, no Fund or class of Shares shall make any payments under the Plan that exceed the maximum amounts payable under applicable rules of the Financial Industry Regulatory Authority, Inc.

Joint distribution or sales support financing with respect to a Fund (which financing may also involve other investment portfolios or companies that are affiliated persons of the Fund, or affiliated persons of the Distributor) shall be permitted in accordance with applicable regulations of the Securities and Exchange Commission as in effect from time to time.

For each Fund class, the shareholders of which have approved (or may be deemed to have approved because the plan was adopted before any public offering of such Fund’s Shares or the sale of such Shares to persons that are not affiliated persons of the Fund or affiliated persons of such persons) a distribution or servicing plan under Rule 12b-1 under the 1940 Act providing for the payments in excess of the annual rate at which Distribution Fees are paid hereunder, to the extent any payments made by such Fund pursuant to a Shareholder Servicing Plan and/or Servicing Agreement are deemed to be payments for activity primarily intended to result in the sale of Shares, such payments shall be deemed to have been approved pursuant to this Plan.

Section 3. Any officer designated by a Trust is authorized to execute and deliver, in the name of and on behalf of the Trust, a written agreement with a Distributor in such a form as may be approved by the Trustees from time to time. Such agreement shall authorize the Distributor to enter into written agreements with Selling Agents, based on such form(s) of sales support agreements as may be approved by the Board of Trustees from time to time and on such additional forms of agreement as the Distributor deems appropriate, provided that the Distributor determines that the Trust’s responsibility or liability to any person under, or on account of any acts or statements of any such Selling Agent under, any such sales support agreement does not exceed its responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such sales support agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees.

Section 4. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Board of Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 5. This Plan shall continue in effect with respect to any class of Shares of a Fund for a period of more than one year only so long as such continuance is specifically approved at least annually by votes of a majority of the Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

Section 6. This Plan may not be amended to increase materially the amount to be spent with respect to any class of Shares of a Fund for distribution hereunder without approval by a vote of at least a majority of the outstanding Shares of such class, and all material amendments of this Plan shall be approved in the manner provided for continuation of this Plan in Section 5.

Section 7. This Plan is terminable at any time with respect to any class of Shares of any Fund by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding Shares of such class.

Section 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

A. That such agreement may be terminated with respect to any class of Shares of a Fund at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees or by vote of a majority of the outstanding Shares of such class, on not more than 60 days’ written notice to any other party to the agreement; and

B. That such agreement shall terminate automatically in the event of its assignment.

Section 9. The Trust will preserve copies of this Plan, and any agreement or written report regarding this Plan presented to the Board of Trustees, for a period of not less than six years.

Section 10. As used in this Plan, (a) the term “Disinterested Trustees” shall mean those Trustees who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms “assignment” and “interested person” shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, and the term “majority of the outstanding Shares of the Fund” shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the 1940 Act, all subject to such exemptions as may be granted by the Securities and Exchange Commission.

Section 11. This Plan is adopted by the Trustees as Trustees of each Trust, and not individually, and the obligations of any Trust hereunder are not those of the Trustees, officers, representatives or agents of the Trust individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the Trust property belonging to such Fund for the enforcement of any claims against the Trust.

Approved:	May 11, 2005

Revised:	March 27, 2006 (to reflect fund reorganizations and distributor name change)
October 11, 2006 (to reflect fund reorganizations)
December 12, 2007 (to reflect newly formed funds)
October 28, 2008 (to reflect newly formed funds and other changes)
April 20, 2010 (to reflect change of Distributor)

EXHIBIT I

I. List of Funds

Trust	Series
Columbia Funds Series Trust I
Columbia Blended Equity Fund
Columbia Bond Fund
Columbia California Tax-Exempt Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Connecticut Tax-Exempt Fund
Columbia Core Bond Fund
Columbia Emerging Markets Fund
Columbia Energy and Natural Resources Fund
Columbia Federal Securities Fund
Columbia Greater China Fund
Columbia High Yield Opportunity Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Bond Fund
Columbia International Growth Fund
Columbia Liberty Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia Massachusetts Tax-Exempt Fund
Columbia Mid Cap Core Fund
Columbia New Jersey Intermediate Municipal Bond Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia New York Tax-Exempt Fund
Columbia Pacific/Asia Fund
Columbia Rhode Island Intermediate Municipal Bond Fund
Columbia Select Large Cap Growth Fund
Columbia Select Opportunities Fund
Columbia Select Small Cap Fund
Columbia Short-Intermediate Bond Fund
Columbia Small Cap Value Fund I
Columbia Strategic Income Fund
Columbia Tax-Exempt Fund
Columbia U.S. Treasury Index Fund
Columbia Value and Restructuring Fund
Columbia World Equity Fund

II. Fees

Fees are payable as follows with respect to the Funds listed above.

A. PLANS APPLYING TO CLASS A, B AND C SHARES

Except as indicated below, each Fund having Class A, B or C shares shall pay a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C shares.

COLUMBIA INTERMEDIATE MUNICIPAL BOND FUND shall pay an annual distribution fee at the annual rate of 0.65% of the average daily net assets of its Class B and C shares.

B. PLANS APPLYING TO OTHER CLASSES OF SHARES

COLUMBIA MID CAP CORE FUND

COLUMBIA SELECT LARGE CAP GROWTH FUND

COLUMBIA SELECT SMALL CAP FUND

COLUMBIA VALUE AND RESTRUCTURING FUND

CLASS R SHARES. Class R shares shall pay a distribution fee at the annual rate of 0.50% of the average daily net assets of its Class R shares.

EXHIBIT II

I. List of Funds

Trust	Series
Columbia Funds Series Trust I	Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia High Yield Municipal Fund
Columbia Asset Allocation Fund
Columbia Dividend Income Fund
Columbia Large Cap Growth Fund
Columbia Disciplined Value Fund
Columbia Small Cap Core Fund

II. Fees

Fees are payable as follows with respect to the Funds listed above.

A. PLANS APPLYING TO CLASS A, B AND C SHARES

Each Fund having Class A, B or C shares (other than Columbia Income Fund and Columbia High Yield Municipal Fund) shall pay a distribution fee at the annual rate of 0.10% of the average daily net assets of its Class A shares and 0.75% of the average daily net assets of its Class B and C shares.

Columbia Income Fund Class B and C shares shall pay a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C shares.

Columbia High Yield Municipal Fund Class B and C shares shall pay a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C shares.

B. PLANS APPLYING TO OTHER CLASSES OF SHARES

COLUMBIA LARGE CAP GROWTH FUND

CLASS E SHARES. Class E shares shall pay a distribution fee at the annual rate of 0.10% of the average daily net assets of its Class E shares.

CLASS F SHARES. Class F shares shall pay a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class F shares.

COLUMBIA DIVIDEND INCOME FUND

COLUMBIA INTERMEDIATE BOND FUND

CLASS R SHARES. Class R shares shall pay a distribution fee at the annual rate of 0.50% of the average daily net assets of its Class R shares.

EXHIBIT III

I. List of Funds

Trust	Series
Columbia Funds Variable Insurance Trust
Columbia Asset Allocation Fund, Variable Series
Columbia Federal Securities Fund, Variable Series
Columbia International Fund, Variable Series
Columbia Large Cap Growth Fund, Variable Series
Columbia Large Cap Value Fund, Variable Series
Columbia Mid Cap Value Fund, Variable Series
Columbia Money Market Fund, Variable Series
Columbia S&P 500 Index Fund, Variable Series
Columbia Select Large Cap Growth Fund, Variable Series
Columbia Select Opportunities Fund, Variable Series
Columbia Small Cap Value Fund, Variable Series
Columbia Small Company Growth Fund, Variable Series
Columbia Strategic Income Fund, Variable Series
Columbia Value and Restructuring Fund, Variable Series

II. Fees

Fees are payable as follows with respect to the Funds listed above.

Each Fund having Class B shares shall pay a distribution fee at the annual rate of 0.25% of the average daily net assets of its Class B shares.

EXHIBIT IV

I. List of Funds

Trust	Series
Columbia Funds Series Trust I

Columbia Balanced Fund

Columbia Conservative High Yield Fund

Columbia Contrarian Core Fund

Columbia International Stock Fund

Columbia Mid Cap Growth Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Real Estate Equity Fund

Columbia Small Cap Growth Fund I

Columbia Strategic Investor Fund

Columbia Technology Fund

II. Fees

Fees are payable as follows with respect to the Funds listed above.

Class A:

For all Funds except Columbia International Stock Fund and Columbia Strategic Investor Fund:

0.10% distribution fee

Class A:

For Columbia International Stock Fund and Columbia Strategic Investor Fund:

0.00% distribution fee

Class B:

0.75% distribution fee

Class C:

0.75% distribution fee

Class R:

0.50% distribution fee